Exhibit 99.1

Collegium Pharmaceutical, Inc. Prices Upsized $210.0 Million Convertible Senior Notes Offering

STOUGHTON, Mass., February 7, 2023—Collegium Pharmaceutical, Inc. (Nasdaq: COLL) today announced the pricing of its offering of $210,000,000 aggregate principal amount of 2.875% convertible senior notes due 2029 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $175,000,000 aggregate principal amount of notes. Collegium also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $31,500,000 principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on February 10, 2023, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Collegium and will accrue interest at a rate of 2.875% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2023. The notes will mature on February 15, 2029, unless earlier repurchased, redeemed or converted. Before November 15, 2028, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after November 15, 2028, noteholders will have the right to convert their notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. Collegium will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Collegium’s election. The initial conversion rate is 27.3553 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $36.56 per share of common stock. The initial conversion price represents a premium of approximately 30% over the last reported sale price of $28.12 per share of Collegium’s common stock on February 7, 2023. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Collegium’s option at any time, and from time to time, on or after February 17, 2026 and on or before the 40th scheduled trading day before the maturity date, but only if the last reported sale price per share of Collegium’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a fundamental change occur, then, subject to a limited exception, noteholders may require Collegium to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Collegium estimates that the net proceeds to it from the offering will be approximately $203.2 million (or approximately $233.8 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Collegium’s estimated offering expenses.

Collegium intends to use approximately $140.1 million of the net proceeds from the offering to finance the concurrent repurchase of $117.4 million aggregate principal amount of its 2.625% Convertible Senior Notes due 2026 (the “2026 notes”), as described below, and the remainder of the net proceeds for general corporate purposes, which may include working capital, capital expenditures and implementation of Collegium’s capital allocation strategy, which is focused on executing business development transactions targeting commercial-stage, durable assets; rapid repayment of debt; and opportunistically returning capital to shareholders. Collegium has not designated any specific uses, other than the repurchase of 2026 notes, and has no current agreements with respect to any acquisition or strategic transaction.

Contemporaneously with the pricing of the notes in the offering, Collegium entered into separate privately negotiated transactions with certain holders of the 2026 notes to repurchase $117.4 million aggregate principal amount of the 2026 notes for an aggregate of approximately $140.1 million of cash (collectively, the “2026 notes repurchases”), which includes accrued and unpaid interest on the 2026 notes to be repurchased.

Collegium expects that certain holders of 2026 notes that agreed to sell their 2026 notes in negotiated transactions with Collegium may, concurrently with or shortly after the pricing of the notes, enter into or unwind various derivatives with respect to Collegium’s common stock and/or purchase shares of its common stock in the market. The amount of Collegium’s common stock that such holders purchase may be substantial in relation to the historic average daily trading volume of the common stock. In addition, Collegium expects that certain purchasers of the notes offered in the offering of notes may establish a short position with respect to its common stock by short selling the common stock or by entering into short derivative positions with respect to the common stock, in each case, in connection with the offering. The net effect of the market activities described above by holders of 2026 notes and purchasers of the notes offered in the offering could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Collegium’s common stock and/or the market price of the notes offered in the offering and may have affected the initial conversion price of the notes, and Collegium cannot predict the magnitude of such market activities or the overall effect they will have on the market price of its common stock or the market price of the notes.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Collegium Pharmaceutical, Inc.

Collegium is a diversified, specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding: whether Collegium will issue the notes; the expected amount and intended use of the net proceeds from the offering; Collegium’s expectations regarding the effects of the 2026 notes repurchases; and whether the 2026 notes repurchases will close. Collegium may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements represent Collegium’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are risks related to market conditions, the satisfaction of the closing conditions related to the offering and risks relating to the transactions, Collegium and its business, including those described under the heading “Risk Factors” in Collegium’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and other filings with the SEC, and in the preliminary offering memorandum related to the offering. Collegium may not consummate the offering or the 2026 notes repurchases described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds from the offering as described above. Any forward-looking statements included in this press release speak only as of the date of this press release. Collegium does not undertake any obligation to update the statements included in this press release for subsequent developments, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Contact:

Christopher James, M.D.

Vice President, Investor Relations

ir@collegiumpharma.com